EXHIBIT 10.6

2021 OMNIBUS EQUITY INCENTIVE PLAN

AWARD AGREEMENT

STOCK OPTION–TIME-BASED VESTING

SUMMARY

Grant Date:

Exercise Price:

Number of Options:

Expiration Date:

Type of Options (NSO/ISO):

THIS AWARD AGREEMENT (the “Agreement”), is entered into and effective as of             , 20    , between Horizon Bancorp, Inc., an Indiana corporation (the “Company”), and                     , an eligible participant (the “Optionee”) in the Horizon Bancorp, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company has adopted the Plan to further the growth and financial success of the Company and its Affiliates by aligning the interests of participants, through the ownership of shares of Stock and through other incentives, with the interests of the Company’s shareholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company’s success; and to allow participants to share in the success of the Company; and

WHEREAS, the Optionee has been designated by the Committee as an individual to whom stock options should be granted under the Plan as determined from the duties performed, the initiative and industry of the Optionee, the extraordinary nature of the Optionee’s service, and/or the Optionee’s potential contribution to the future development, growth and prosperity of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee agree as follows:

1.    Grant of Options.

(a)    Aggregate Number of Shares. The Company hereby awards to the Optionee, effective as of the date the Committee granted the award (the “Grant Date”), the right and option to purchase up to an aggregate of                      (        ) shares of Stock of the Company (hereinafter, the “Options”), subject to the terms and conditions of this Agreement and the provisions of the Plan. All provisions of the Plan, including defined terms, are incorporated herein and expressly made a part of this Agreement by reference.

(b)    Designation of Character of Options. Pursuant to the authority of the Committee to determine the character of the options granted as either incentive stock options (an “ISO”) or nonqualified stock options (an “NSO”), of the total options granted under subsection (a),                  shares of Stock shall be granted as ISOs and                     shares of Stock shall be granted as NSOs.

(c)    Tax Advice. The Optionee acknowledges and agrees that the Optionee shall be solely responsible for obtaining tax advice in connection with the grant and exercise of the Options and any disposition of the shares of Stock acquired in connection with the Options.

(d)    Grant Date. The Grant Date of the award of these Options is             , 20    .

2. Exercise	Price.

(a)    Exercise Price. The Exercise Price of each of the Options granted under Section 1 shall be                     and     /100 Dollars ($            ), which is 100% of the Fair Market Value of a share of Stock on the Grant Date.

(b)    Payment of Exercise Price. The exercise price for an Option shall be paid in cash by the Optionee at the time an Option is exercised; provided, however, with the approval of the Committee, and to the extent not prohibited under the Code or regulations issued thereunder, the Optionee may pay the Exercise Price by the following means, or any approved combination thereof:

(i)    Tendering Existing Stock. The Optionee may tender, either actually or constructively by attestation, whole shares of Stock of the Company owned by the Optionee and which have been owned by the Optionee for more than six months (or by a combination of whole shares of Stock and cash), which have a Fair Market Value equal to the Exercise Price for the Options exercised. For this purpose, any shares of Stock so tendered shall be valued by the Committee at their Fair Market Value as of the day of exercise according to valuation criteria set forth in the Plan;

(ii)    Cashless Exercise. The Optionee may pay the Exercise Price (A) through a commitment from the Optionee and an NASD dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Stock so purchased in order to pay the entire Exercise Price and any tax withholding resulting from the exercise, and whereby the NASD dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price and any tax withholding directly to the Company, or (B) through a “margin” commitment from the Optionee and an NASD dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Stock so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the entire Exercise Price and any tax withholding resulting from the exercise, and whereby the NASD dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price and any tax withholding directly to the Company;

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(iii)    Net Settlement. The Optionee may satisfy the Exercise Price by a net settlement, using a portion of the Stock obtained upon exercise to reduce the number of shares of Stock issued upon the exercise, by the largest number of whole shares of Stock that have a Fair Market Value that does not exceed the aggregate Exercise Price for the shares of Stock exercised under this method; or

(iv)    Other Means. The Optionee may pay the Exercise Price by personal, certified or cashier’s check, wire transfer, or satisfy the Exercise Price by other property deemed acceptable by the Committee.

(c)    Issuance of Shares. At or within a reasonable period of time following exercise of the Options and full payment of the Exercise Price, the Company will cause the number of shares of Stock exercised, less any withholdings or deductions, to be registered in the Optionee’s name, in a book entry account with the Company’s transfer agent. Until the Optionee becomes entitled to receive the shares of Stock underlying the Options, the Optionee shall have none of the rights of a shareholder with respect to such shares of Stock. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity. As a further condition to the issuance of shares of Stock, the Company may require a Participant to make any representation or warranty that the Company deems necessary or advisable under any applicable law or regulation.

3.    Income and Employment Tax Withholding. The Optionee shall be solely responsible for paying to the Company all required federal, state, city and local income and employment taxes applicable to the exercise of an Option under the Plan. Notwithstanding the foregoing obligation, the Committee, in its discretion and subject to such rules as it may adopt from time to time, may require the Optionee to satisfy any withholding tax obligation which may arise in connection with the exercise of the Option by reducing the number of shares of Stock subject to the Option (without issuance of such shares of Stock to the Optionee) by a number equal to the quotient of: (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock.

4.    Nontransferability. The Options granted hereunder shall not be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. The Options shall not be pledged or hypothecated in any way, nor shall an Option be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or other disposition of the Options in violation of this provision or the levy of execution, attachment or similar process upon the Options shall be null and void and without effect and shall cause the Options to be terminated.

5.    Vesting and Exercise of Options.

(a)    Maximum Term and Vesting. To exercise the Options, the Optionee (or in the case of exercise after the Optionee’s death or incapacity, the Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the form and manner designated by the Committee. The Options may not

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be exercised after the expiration of ten (10) years from the Grant Date, subject to earlier termination as provided in the Plan and this Agreement. Subject to the provisions of this Section, the Options shall vest and be exercisable by the Optionee in accordance with the following schedule:

Percentage of Options Vested and Exercisable

Date of Vesting	Percent Vested	Cumulative Vesting
/ /14	33 percent	33 percent
/ /15	33 percent	66 percent
/ /16	34 percent	100 percent

Notwithstanding the foregoing, the Options shall also vest and be exercisable upon the Optionee’s death, Disability or Retirement to the extent provided under the Plan. In addition, the Options shall vest and be exercisable upon a Change in Control of the Company only to the extent and under the circumstances provided in the Plan.

(b)    Limitations on Exercise. The Options may only be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or attorney-in-fact in the event the Optionee becomes Disabled. In the case of the Optionee’s death, the Options may only be exercised by the Optionee’s personal representative or administrator.

(c)    Legal Requirements. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part if the issuance of the shares of Stock would constitute a violation of any applicable federal or state securities law or other applicable laws, rules or regulations.

6.    Restrictive Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Optionee indicating restrictions on transferability of the Options and the Stock issued upon exercise of the Options pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Stock is then listed or quoted. In the event the Optionee is an “affiliate” of the Company (as defined by Rule 144 promulgated under the Securities Act of 1933, as amended), the Company may require the transfer agent to apply affiliate transfer restrictions to the Stock, and apply the following legend, in substantially the following form, to physical certificates delivered, if any:

“THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS AN “AFFILIATE” OF THE COMPANY (AS DEFINED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND THEREFORE, THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS.”

7.    Effect of Termination of Service.

(a)    Voluntary Termination of Service and Termination of Service Without Cause. All rights to exercise the Options shall terminate 30 days after the effective date of

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the Optionee’s voluntary or without Cause Termination of Service with the Company and its Affiliates, but not later than the date the Options expire pursuant to their terms. The transfer of the Optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, shall not be deemed a Termination of Service.

(b)    Termination of Service for Cause. If the Optionee experiences a Termination of Service for Cause, no previously unexercised Options granted under the Plan and this Agreement may be exercised. Rather, any unexercised Options, or parts thereof, shall automatically expire and be forfeited as of the effective date of the Termination of Service.

(c)    Termination of Service for Disability or Death. Except as otherwise provided in the Plan, if the Optionee has a Termination of Service due to Disability or death (i) vested Options shall remain exercisable until the expiration of the award term; (ii) all Options subject to vesting on a specified period of Service shall, to the extent not fully vested, become 100% vested; and (iii) all Options subject to vesting based on satisfaction of specific Performance Goals shall vest using an assumption that Performance Goals were achieved at the target level. Notwithstanding the foregoing, the effect of a Termination of Service due to Disability or death with respect to any ISOs shall be governed by the rules described in the Plan.

(d)    Termination of Service for Retirement. If the Optionee’s Termination of Service is due to Retirement, the Options shall be exercisable in full within five years after the Optionee’s Termination of Service, but in no event later than the expiration of the Options pursuant to their original terms and vesting schedule.

8.    Optionee’s Representations. The Optionee represents to the Company that:

(a)    Contact with the Company. The terms and arrangements relating to the grant of these Options and the Stock to which they relate, and the offer thereof, have been arrived at or made through direct communication with the Company or a person acting on its behalf and the Optionee;

(b)    Access to Information. The Optionee has access to the financial statements and other SEC filings, including a recent balance sheet and income statement, of the Company, and as an Employee, Consultant or Director of the Company or one of its Affiliates:

(i)    is thoroughly familiar with the Company’s business affairs and financial condition; and

(ii)    has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that the Optionee is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, the grant of these Options and the Stock to which they relate; and

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(c)    Investment Purpose. These Options and the Stock to which they relate are being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

9.    Mitigation of Excise Tax. The Optionee acknowledges that the Options issued hereunder are subject to reduction by the Committee for the reasons specified in Section 7.18 of the Plan.

10.    Indemnity. The Optionee hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by the Optionee to the Company or any failure on the part of the Optionee to perform any agreement contained herein. The Optionee hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), including the Committee, from and against any tax liability, including without limitation, interest and penalties, incurred by the Optionee in connection with the Optionee’s participation in the Plan.

11.    Financial Information. The Company hereby undertakes to make available to the Optionee, so long as these Options are in effect and unexercised in whole or in part, a balance sheet and income statement of the Company with respect to any fiscal year of the Company ending on or after the date of this Agreement. The Company has made this information available on the Company’s website at www.horizonbank.com under About Us – Investor Relations at “Financial Information” (financial highlights) and at “Documents – SEC Filings” (Form 10-K audited financial statements and Form 10-Q unaudited quarterly financial statements). Upon written request, the Company will provide a paper copy of the balance sheet and income statement.

12.    Changes in Stock. In the event of any change in the Stock, as described in the Plan, the Committee shall make the appropriate adjustment or substitution to or of the Options, all as provided in the Plan. The Committee’s determination in this respect shall be final and binding upon all parties.

13.    Severability. In case any one or more of the provisions (or any portion thereof) contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision’s scope, duration or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided, however, that a provision shall be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

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14.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Optionee any right to be retained in any position as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to effect a Termination of Service of the Optionee at any time, with or without Cause.

15.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Optionee and the Company. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Optionee and the Optionee’s beneficiaries, executors, and administrators.

17.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel this Agreement, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Optionee’s material rights under this Agreement without the Optionee’s consent. In addition, the Committee may amend the Plan or this Agreement to conform to any present or future law (including, but not limited to, Internal Revenue Code Section 409A) or avoid certain adverse accounting effects, as described in the Plan.

18.    Clawback Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

19.    Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Options subject to all of the terms and conditions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Options or disposition of the underlying shares of Stock and that the Optionee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

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20.    Effect of Headings. The descriptive headings of the Sections and, where applicable, subsections of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

21.    Controlling Laws. Except to the extent superseded by the laws of the United States, the laws of the State of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to this Agreement.

22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and each of which may be delivered by facsimile, e-mail, electronic signature (including, but not limited to, DocuSign® or Adobe Sign), or other functionally equivalent electronic means of transmission, and these counterparts will together constitute one and the same instrument. The parties agree that these forms of signatures shall be treated the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[Signature page follows]

AWARD AGREEMENT STOCK OPTION (TIME-BASED)	PAGE 8

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Optionee, have caused this Award Agreement to be executed as of the day and year first above written.

HORIZON BANCORP, INC.	OPTIONEE

By:

Signature	Signature

Printed	Printed

Title:	Job Title

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